UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Lamb Weston Holdings, Inc.

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August 5, 2020
Dear Fellow Shareholders,
Last year I wrote about our momentum as a company, built on consistently strong financial performance. We maintained that momentum through the first three quarters of fiscal year 2020 when we were on track to deliver record top- and bottom-line growth for the fourth consecutive year. However, in our fourth quarter we experienced the full impact of the global pandemic across all our markets. We quickly responded to this global crisis by implementing safety protocols to protect our team members and finding new ways to operate with our customers and suppliers. Our team’s commitment to supporting our communities, our customers and our consumers during these trying times, while keeping themselves and their colleagues safe, has been extraordinary. Their commitment and spirit of teamwork makes me so honored to be a part of this great company.
Beginning in February, we began to see the impact of efforts to control the spread of the virus on our local business in China. As these efforts expanded to Europe, the U.S. and other parts of the world in late March, we saw a much more pronounced impact on our business. Following government restrictions on restaurants and other foodservice businesses, restaurant traffic and the demand for fries abruptly and significantly declined. In addition, the initial drop in demand was so steep and quick that customers needed to adjust inventory levels, which further reduced our shipments. As a result, our sales and earnings fell in the fourth quarter.
Since May, we have been encouraged by the breadth and pace of recovery in fry demand. It has been faster than we anticipated when the crisis first arose. However, there is still a great deal of uncertainty regarding the recovery’s sustainability, especially in the U.S.
Managing through this crisis has been difficult, and I am proud of how our team is executing on a range of priorities and actions to navigate the business in the current environment and position us for success as demand continues to recover:
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First, we are prioritizing the health and safety of our Lamb Weston team, and have adopted enhanced employee safety and sanitation protocols at each of our manufacturing, commercial and support locations. Unfortunately, even with stringent protocols, we have had a number of production employees contract the virus. In many cases, this has required us to temporarily shut down manufacturing lines to be sanitized.

We are always seeking ways to improve testing processes that can help us identify affected employees before they show up for work. The safety of our employees has always been, and will continue to be, our number one priority.
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Second, we are working to remain a trusted and valued business partner for our customers as they manage their supply chains and commercial operations. For example, for our larger chain restaurant customers, we have helped them manage inventory levels in a time of heightened volatility. We have also begun to help customers identify the best fries for delivery and carry-out, as well as develop limited time offering products that would be available as soon as this Fall in the U.S.

Our direct sales force has been a real asset in allowing us to stay connected with independent restaurant operators to identify the appropriate products for simplified menus, creatively broaden their fry offerings, and react quickly to their needs in this volatile market.
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Third, we are adapting our manufacturing operations to meet the new demand environment. We have incurred incremental costs to redirect certain manufacturing lines to make retail products, and adjusted production schedules and run-times to spread production across our network and keep factory employees on payroll.

Since the demand environment remains fluid, we will continue to evaluate further actions to align our manufacturing operations, as appropriate. However, meeting customer demand with a work force that is affected by the virus can make scheduling difficult for our manufacturing team, which will continue to make capacity and cost management challenging.
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Finally, we have significantly enhanced our liquidity position by securing additional debt financing and taking measures to preserve cash. These actions helped us ensure sufficient liquidity in the near term as we manage through the ongoing pandemic, but also position us well in the long term for future growth opportunities.

We believe that by executing on these priorities and actions, we are positioned to navigate through an uncertain environment in fiscal 2021 and to emerge as a stronger company, both financially and operationally, when the current pandemic ends.
Despite the challenges that we faced in the last quarter, we achieved a number of strategic objectives during the fiscal year, which we expect will position Lamb Weston for success in the long term, such as:
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Publishing our first ever Environmental, Social, and Governance Report, which describes some of the great things we do as a company and can be found on our website at esg.lambweston.com;

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Initiating operations at our new 300-million-pound fry line in Hermiston, Oregon, which allows us to better serve both North America and key export markets;

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Acquiring Australian potato processor, Ready Meals, which strengthens our category position in that market; and

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Acquiring a 50% ownership interest in an Argentinian potato processor, Lamb Weston Alimentos Modernos, which establishes our local presence and provides better access to the growing Latin American market.

In addition to these accomplishments, we increased our quarterly dividend 15% to $0.23 per share and returned approximately $144 million of cash to shareholders through dividends and share repurchases.
In closing, I want to assure you that we remain confident in our strategies and in the long-term health and structure of the category, and we are committed to our long-term vision to the be the No. 1 global potato company.
Sincerely,
Tom Werner
President and CEO

Forward-Looking Statements
This letter contains forward-looking statements within the meaning of the federal securities laws. Words such as “will,” “continue,” “anticipate,” “would,” “believe,” “support,” “evaluate,” “enhance,” “adjust,” “execute,” “take,” “manage,” “provide,” “improve,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding our plans, execution, liquidity, and business outlook and prospects, as well as the impact of the COVID-19 pandemic on the industry and consumer demand. These forward-looking statements are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Readers of this letter should understand that these statements are not guarantees of performance or results. Many factors could affect our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this letter. These risks and uncertainties include, among other things: impacts on our business due to health pandemics or other contagious outbreaks, such as the current COVID-19 pandemic, including impacts on demand for our products, increased costs, disruption of supply or other constraints in the availability of key commodities and other necessary services; our ability to successfully execute our long-term value creation strategies; our ability to execute on large capital projects, including construction of new production lines; the competitive environment and related conditions in the markets in which we and our joint ventures operate; political and economic conditions of the countries in which we and our joint ventures conduct business and other factors related to our international operations; disruption of our access to export mechanisms; risks associated with possible acquisitions, including our ability to complete acquisitions or integrate acquired businesses; our debt levels; the availability and prices of raw materials; changes in our relationships with our growers or significant customers; the success of our joint ventures; actions of governments and regulatory factors affecting our businesses or joint ventures; the ultimate outcome of litigation or any product recalls; levels of pension, labor and people-related expenses; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; and other risks described in our reports filed from time to time with the Securities and Exchange Commission. We caution readers not to place undue reliance on any forward-looking statements included in this letter, which speak only as of the date of this letter. We undertake no responsibility for updating these statements, except as required by law.